Exhibit 99.1

CENDANT ANNOUNCES TENDER OFFERS AND CONSENT SOLICITATIONS
FOR ITS 6¼% SENIOR NOTES DUE 2008, 6¼% SENIOR NOTES DUE 2010,
7 3/8% SENIOR NOTES DUE 2013 AND 7 1/8% SENIOR NOTES DUE 2015

Senior Notes Due in August 2006 Expected to Be Pre-Funded Upon Completion of
Spin-Offs of Realogy Corporation and Wyndham Worldwide Corporation

NEW YORK, June 14, 2006—Cendant Corporation (NYSE:CD) today announced that, in connection with its plan of separation, it has commenced tender offers to purchase for cash $2.6 billion of its outstanding corporate debt, with maturities from 2008 to 2015. In addition, Cendant announced that, at the time of the spin-offs of Realogy Corporation and Wyndham Worldwide Corporation, it intends to pre-fund and discharge its principal and interest obligations on its senior notes due in August 2006.

The affected series (collectively, the “Notes”) are Cendant’s $800 million of 6.250% Senior Notes due 2008 (for which the tender offer spread to Treasury will be 0.45%), $350 million 6.25% Senior Notes due 2010 (for which the spread will be 0.45%), $1.2 billion of 7.375% Senior Notes due 2013 (for which the spread will be 0.50%) and $250 million of 7.125% Senior Notes due 2015 (for which the spread will be 0.50%). Each applicable spread is equivalent to the spread that would be used to determine the price at which the Company can, at its option, redeem the Notes. In conjunction with the tender offers, Cendant will also solicit consents for certain amendments to the indenture pursuant to which the Notes were issued.

There will be no impact on the timing of the Company’s separation plan should the Company fail to receive the necessary consents to implement the proposed indenture amendments. The Company will retain the option to redeem each series, at its option, whether or not the tender offers are successfully completed.

Holders of Notes must tender their Notes and deliver their consents by 5:00 p.m., New York City time, on June 27, 2006, unless such date is extended or earlier terminated, to be eligible to receive the Total Consideration (defined below). Holders of Notes who tender their notes after 5:00 p.m., New York City time on June 27, 2006, but before 12:00 midnight, New York City time, on July 12, 2005, unless such date is extended or earlier terminated, will be eligible to receive only the Tender Offer Consideration (defined below). Holders who tender Notes must also deliver consents to the proposed indenture amendments.

The "Total Consideration" offered for each $1,000 principal amount of any series of Notes will be the sum of (a) the present value of $1,000 principal amount of Notes, plus (b) the present value of the interest that would accrue from the last interest payment date until the applicable maturity date for each Note, determined on the basis of a yield to the maturity date equal to the sum of (i) the bid-side yield on the applicable U.S. Treasury reference security on the price determination date, plus (ii) the applicable spread, minus (c) accrued and unpaid interest from the last interest payment date to, but not including, the settlement date. The "Tender Offer Consideration" for each $1,000 principal amount of any series of Notes will be the Total Consideration minus $30. Additional details for each series of Notes, including the reference U.S. Treasury security, are contained in the table attached to this release.

Pricing will be calculated by the dealer managers at 2:00 p.m., New York City time, on July 10, 2006, unless extended by the Company but in no event shall the price determination date be less than two business days prior to expiration. The Company expects to publicly announce the pricing information for the tender offers by subsequent press release by close of business on the price determination date.

Each tender offer is subject to the satisfaction of certain conditions, including declaration of the dividends of the common stock of Realogy and Wyndham Worldwide to holders of Cendant common stock by the Company’s Board of Directors; Wyndham Worldwide’s execution of new credit facilities and incurrence of the debt thereunder, Realogy’s incurrence of debt under its new credit facilities and transfer of proceeds from all such borrowings to the Company; execution by the Company’s Travelport subsidiary of new credit facilities, incurrence of debt thereunder and transfer of proceeds from such borrowings to the Company or the closing of a sale of Travelport by the Company and receipt by the Company of cash proceeds of no less than $1.8 billion which can be used to partially fund the tender offers; and receipt of the required consents to implement the proposed amendments.

Upon the completion of the Realogy and Wyndham Worldwide spin-offs, the Company intends to pre-fund the payment of the aggregate outstanding principal amount of, and accrued and unpaid interest through the maturity date on, its $100 million of 4.89% Senior Notes Due 2006 and $850 million of 6 7/8% Notes Due 2006, which mature in August 2006. The pre-funding is expected to take the form of an irrevocable deposit with the trustee so as to discharge our obligations under the relevant indenture.

The tender offer and related consent solicitation documents are being distributed to holders beginning today. Banc of America Securities LLC, Barclays Capital Inc., J.P. Morgan Securities Inc. and Merrill Lynch & Co. are the Lead Joint Dealer Managers for the tender offers and Lead Solicitation Agents for the consent solicitations. Investors with questions regarding the offer may contact Banc of America at (704) 386-3244 (collect) and (866) 475-9886 (toll free), Barclays at (212) 412-4072 (collect) or (866) 307-8991 (toll free), JPMorgan at (212) 834-4077 (collect) or (866) 834-4666 (toll free) and Merrill Lynch at (212) 449-4914 (collect) or (888) 654-8637 (toll free). Mellon Investor Services LLC is the Information Agent and can be contacted at (201) 680-6590 (collect) or (800) 392-5792 (toll free).

None of the Company, its Board of Directors, the Information Agent or the dealer managers makes any recommendation as to whether holders of the Notes should tender or refrain from tendering Notes or as to whether holders of the Notes should provide consents to the proposed amendments. This press release does not constitute an offer to purchase any securities.

About Cendant Corporation

Cendant Corporation is primarily a provider of travel and residential real estate services. With approximately 85,000 employees, New York City-based Cendant provides these services to businesses and consumers in over 100 countries. More information about Cendant, its companies, brands and current SEC filings may be obtained by visiting the Company's Web site at www.cendant.com.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words "believes", "expects", "anticipates", "intends", "projects", "estimates", "plans", "may increase", "may fluctuate" and similar expressions or future or conditional verbs such as "will", "should", "would", "may" and "could" are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. The Company cannot provide any assurances that the separation or any of the proposed transactions related thereto (including a possible sale of the travel distribution services division, Travelport) will be completed, nor can it give assurances as to the terms on which such transactions will be consummated. These transactions are subject to certain conditions precedent, including final approval by the Board of Directors of Cendant.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this press release include, but are not limited to: risks inherent in the contemplated separation and related transactions (including a possible sale of Travelport), including risks related to borrowings and costs related to the proposed transactions; increased demands on Cendant's management teams as a result of the proposed transactions; changes in business, political and economic conditions in the U.S. and in other countries in which Cendant and its companies currently do business; changes in governmental regulations and policies and actions of regulatory bodies; changes in operating performance; and access to capital markets and changes in credit ratings, including those that may result from the proposed transactions. Other unknown or unpredictable factors also could have material adverse effects on Cendant's and its companies' performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Important assumptions and other important factors that could cause actual results to differ materially from those in the forward looking statements are specified in Cendant's 10-K for the year ended December 31, 2005 and Cendant’s Form 10-Q for the three months ended March 31, 2006, including under headings such as "Forward-Looking Statements", "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Except for the Company's ongoing obligations to disclose material information under the federal securities laws, the Company undertakes no obligation to release any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

Table 1

Summary of Pricing Terms for Cendant Corporation Tender Offers and Consent Solicitations

The following table sets forth the securities subject to the tender offers and consent solicitations, the applicable U.S. Treasury reference securities, fixed spread and consent payment. The Company refers investors to the tender offer and related consent solicitation documents referred to in the press release for the complete terms of the tender offers and consent solicitations described in the press release, including definitions of capitalized terms in the table below.

CUSIP/ISIN Number	Aggregate Outstanding Principal Amount	Title of Security	Reference U.S. Treasury Security	Fixed Spread	Consent Payment
151313AQ6/ US151313AQ60	$800,000,000	6.250% Senior Notes due January 15, 2008	4.375% Notes due January 31, 2008	45 basis points	$30
151313AR4/ US151313AR44	$350,000,000	6.25% Senior Notes due March 15, 2010	4% Notes due March 15, 2010	45 basis points	$30
151313AP8/ US151313AP87	$1,200,000,000	7.375% Senior Notes due January 15, 2013	3.875% Notes due February 15, 2013	50 basis points	$30
151313AS2/ US151313AS27	$250,000,000	7.125% Senior Notes due March 15, 2015	5.125% Notes due May 15, 2016	50 basis points	$30

Media Contact:

Elliot Bloom
212-413-1832

Investor Contacts:

Sam Levenson
212-413-1834

Henry A. Diamond
212-413-1920